AMERICAN FUNDS INSURANCE SERIES

AMENDED AND RESTATED INSURANCE ADMINISTRATIVE SERVICES PLAN

Relating to its Class 1A and Class 4 shares

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that includes the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers Class 1A and Class 4 shares of beneficial interest;

WHEREAS, Capital Research and Management Company (the “Investment Adviser”) is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Investment Adviser and the Series have entered into Fund Participation Agreements (“FPA”) with insurance companies (“Insurance Companies”) that use shares of the Funds as underlying investments in variable insurance contracts and policies pursuant to which the Insurance Companies provide administrative services to contract owners, examples of which include maintaining records and providing certain Fund communications;

WHEREAS, the Insurance Companies are not compensated for these services under the FPAs with the Investment Adviser and the Series;

WHEREAS, the purpose of this Amended and Restated Insurance Administrative Services Plan (the “Plan”) is to authorize the Series’ Class 1A and Class 4 shares to bear expenses of the provision of administrative services by the Insurance Companies (the “insurance administrative services”);

WHEREAS, the Board of Trustees of the Series has determined that there is a reasonable likelihood that this Plan will benefit the Series and its shareholders, as well as the owners of variable insurance contracts and policies that hold shares of the Series:

NOW, THEREFORE, the Series adopts this Plan as follows:

1. Services. During the term of this Plan, the Insurance Companies shall perform the insurance administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Fees. In consideration of the insurance administrative services performed by the Insurance Companies for the Series’ Class 1A and Class 4 shares, the Series shall pay the Insurance Companies an insurance administrative fee of 0.25% of the average daily net assets of Class 1A and Class 4 shares, respectively.

3. Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Series and (ii) those Trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

4. Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Series pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

5. Effective Date and Termination of Plan. This Plan shall become effective on January 6, 2017 and may be terminated as to each Fund’s Class 1A and Class 4 shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class 1A and Class 4 shares of each Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until January 31, 2017. It may thereafter be continued from year to year in the manner provided for in paragraph 3 hereof. The effective and termination dates of this Plan with respect to the Funds are set forth on Exhibit A.

6. Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Series or a share class thereof at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class 1A and Class 4 shares of each Fund, on not more than sixty (60) days' written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

7. Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class 1A and Class 4 shares of each Fund unless such amendment is approved by vote of a majority of the Class 1A and Class 4 shares of each Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 3 hereof.

8. Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Trust.

9. Issuance of Additional Series of Funds. This Plan shall apply to any additional funds added to the Series that offer Class 1A and Class 4 shares unless the Series’ Independent Trustees otherwise provide.

10. Application to Funds. The provisions of this Plan shall apply separately to each fund and class of the Series, and any actions taken by the Board of Trustees or the shareholders of the Series, pursuant to paragraphs 3, 5 and 7 hereof, shall be taken separately for each fund and class of the Series.

11. Record Retention. The Series shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 4 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two years of which such records shall be stored in an easily accessible place.

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IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officer thereunto duly authorized, as of December 21, 2016.

AMERICAN FUNDS INSURANCe SERIES

By: /s/ Steven I. Koszalka

Steven I. Koszalka

Secretary

EXHIBIT A

to the

AMENDED AND RESTATED INSURANCE ADMINISTRATIVE SERVICES PLAN

Relating to its Class 1A and Class 4 shares

Fund	Effective Date	Termination Date
Global Growth Fund	January 6, 2017	January 31, 2017
Global Small Capitalization Fund	January 6, 2017	January 31, 2017
Growth Fund	January 6, 2017	January 31, 2017
International Fund	January 6, 2017	January 31, 2017
New World Fund	January 6, 2017	January 31, 2017
Blue Chip Income and Growth Fund	January 6, 2017	January 31, 2017
Global Growth and Income Fund	January 6, 2017	January 31, 2017
Growth-Income Fund	January 6, 2017	January 31, 2017
International Growth and Income Fund	January 6, 2017	January 31, 2017
Capital Income Builder	January 6, 2017	January 31, 2017
Asset Allocation Fund	January 6, 2017	January 31, 2017
Global Balanced Fund	January 6, 2017	January 31, 2017
Bond Fund	January 6, 2017	January 31, 2017
Corporate Bond Fund	January 6, 2017	January 31, 2017
Global Bond Fund	January 6, 2017	January 31, 2017
High-Income Bond Fund	January 6, 2017	January 31, 2017
Mortgage Fund	January 6, 2017	January 31, 2017
Ultra-Short Bond Fund	January 6, 2017	January 31, 2017
U.S. Government/AAA-Rated Securities Fund	January 6, 2017	January 31, 2017

Portfolio Series – American Funds Global Growth Portfolio	January 6, 2017	January 31, 2017
Portfolio Series – American Funds Growth and Income Portfolio	January 6, 2017	January 31, 2017

EXHIBIT B

to the

AMENDED AND RESTATED INSURANCE ADMINISTRATIVE SERVICES PLAN

Relating to its Class 1A and Class 4 shares

The Insurance Companies shall provide administrative services, examples of which include:

1. Periodic Reconciliation. The Insurance Companies shall provide the Fund with sufficient information to allow for the periodic reconciliation of outstanding units of Insurance Company separate accounts and shares of the Funds.

2. Record Maintenance. To facilitate the reconciliation activities described in paragraph 1, the Insurance Companies shall maintain with respect to each subaccount holding the Funds’ Class 1A and Class 4 shares and each contract owner for whom such shares are beneficially owned the following records:

a.	Number of shares;
b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
c.	Name and address and taxpayer identification numbers;
d.	Records of distributions and dividend payments; and
e.	Any transfers of shares.

3. Fund Information. The Insurance Companies shall respond to inquiries from contract owners regarding the Funds, including questions about the Funds’ objectives and investment strategies.

4. Shareholder Communications. The Insurance Companies shall provide for the delivery of certain Fund-related materials as required by applicable law or as requested by contract owners. The Fund related materials shall consist of updated prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. The insurance companies shall respond to inquiries from contract owners relating to the services provided by them and inquiries relating to the Funds.

5. Transactional Services. The Insurance Companies shall (a) communicate to the Funds’ transfer agent, purchase, redemption and exchange orders; and (b) communicate to the Subaccounts and contract owners, mergers, splits and other reorganization activities of the Funds.

6. Other Information. The Insurance Companies shall provide to the Subaccounts and contract owners such other information as shall be required under applicable law and regulations.

AMERICAN FUNDS INSURANCE SERIES

AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT

1. The parties to this Amended and Restated Agreement (the “Agreement”), which is effective as of January 6, 2017 are American Funds Insurance Series, a Massachusetts business trust (hereinafter called “the Series”) and American Funds Service Company, a California corporation (hereinafter called “AFS”). The Series consists of the portfolios set forth on Exhibit A (“Funds”). AFS is a wholly owned subsidiary of Capital Research and Management Company (hereinafter called “CRMC”). This Agreement will continue in effect until amended or terminated in accordance with its terms. The effective dates of this Agreement with respect to the Funds are set forth on Exhibit A.

2. The Series hereby employs AFS, and AFS hereby accepts such employment by the Series, as its transfer agent. In such capacity AFS will provide the services of stock transfer agent, dividend disbursing agent, redemption agent, and such additional related services as the Series may from time to time require, in respect of Class 1, Class 1A, Class 2, Class 3, Class 4, Class P1 and Class P2 shares of the Funds as set forth on Exhibit A, all of which services are sometimes referred to herein as “shareholder services.” In addition, AFS assumes responsibility for the Series’ implementation and compliance with the procedures set forth in the Anti-Money Laundering Program (“AML Program”) of the Series and does hereby agree to provide all records relating to the AML Program to any federal examiner of the Series upon request.

3. AFS has entered into substantially identical agreements with other investment companies for which CRMC serves as investment adviser. (For the purposes of this Agreement, such investment companies, including the Series, are called “participating investment companies.”)

4. AFS has entered into an agreement with DST Systems, Inc. (hereinafter called “DST”), to provide AFS with electronic data processing services sufficient for the performance of the shareholder services referred to in paragraph 2.

5. The Series, together with the other participating investment companies, will maintain a Review and Advisory Committee, which Committee will review and may make recommendations to the boards of the participating investment companies regarding all fees and charges provided for in this Agreement, as well as review the level and quality of the shareholder services rendered to the participating investment companies and their shareholders. Each participating investment company may select one director or trustee who is not affiliated with CRMC, or any of its affiliated companies, or with Washington Management Corporation or any of its affiliated companies, to serve on the Review and Advisory Committee.

6. AFS will provide to the participating investment companies the shareholder services referred to herein in return for the following fees:

Annual account maintenance fee (paid monthly):

Fee per account (annual rate)	Rate
Full service account	$16.00

The fees described above shall be invoiced and paid within 30 days after the end of the month in which the services were performed.

Any revision of the schedule of charges set forth herein shall require the affirmative vote of a majority of the members of the board of trustees of the Series.

7. a. All Fund-specific charges from third parties -- including DST charges, payments described in the next sentence, postage, NSCC transaction charges and similar out-of-pocket expenses -- will be passed through directly to the Series or other participating investment companies, as applicable. AFS, subject to approval of its board of directors, is authorized in its discretion to negotiate payments to third parties for account maintenance and/or transaction processing services described in paragraph 7.b. provided such payments do not exceed the anticipated savings to the Series, either in fees payable to AFS hereunder or in other direct Series expenses, that AFS reasonably anticipates would be realized by the Series from using the services of such third party rather than maintaining the accounts directly on AFS’ books and/or processing non-automated transactions.

b. During the term of this Agreement, AFS shall perform or cause to be performed the shareholder services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

8. It is understood that AFS may have income in excess of its expenses and may accumulate capital and surplus. AFS is not, however, permitted to distribute any net income or accumulated surplus to its parent, CRMC, in the form of a dividend without the affirmative vote of a majority of the members of the boards of directors/trustees of the Series and all participating investment companies.

9. This Agreement may be amended at any time by mutual agreement of the parties, with agreement of the Series to be evidenced by affirmative vote of a majority of the members of the board of trustees of the Series.

10. This Agreement may be terminated on 180 days’ written notice by either party. In the event of a termination of this Agreement, AFS and the Series will each extend full cooperation in effecting a conversion to whatever successor shareholder service provider(s) the Series may select, it being understood that all records relating to the Series, the Funds and the Funds’ shareholders are property of the Series.

11. In the event of a termination of this Agreement by the Series, the Series will pay to AFS as a termination fee each Fund’s proportionate share of any costs of conversion of the Fund’s shareholder service from AFS to a successor. In the event of termination of this Agreement and all corresponding agreements with all the participating investment companies, all assets of AFS will be sold or otherwise converted to cash, with a view to the liquidation of AFS when it ceases to provide shareholder services for the participating investment companies. To the extent any such assets are sold by AFS to CRMC and/or any of its affiliates, such sales shall be at fair market value at the time of sale as agreed upon by AFS, the purchasing company or companies, and the Review and Advisory Committee. After all assets of AFS have been converted to cash and all liabilities of AFS have been paid or discharged, an amount equal to any capital or paid-in surplus of AFS that shall have been contributed by CRMC or its affiliates shall be set aside in cash for distribution to CRMC upon liquidation of AFS. Any other capital or surplus and any assets of AFS remaining after the foregoing provisions for liabilities and return of capital or paid-in surplus to CRMC shall be distributed to the participating investment companies in such proportions as may be determined by the Review and Advisory Committee.

12. In the event of disagreement between the Series and AFS, or between the Series and other participating investment companies as to any matter arising under this Agreement, which the parties to the disagreement are unable to resolve, the question shall be referred to the Review and Advisory Committee for resolution. If the Review and Advisory Committee is unable to resolve the question to the satisfaction of both parties, either party may elect to submit the question to arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the original parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the party electing to submit the question to arbitration.

13. The obligations of the Series under this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Series or each Fund individually, but bind only the Series and each Fund. AFS agrees to look solely to the assets of each Fund for the satisfaction of any liability of the Funds in respect to this Agreement and will not seek recourse against such trustees, officers, employees, agents or shareholders, or any of them or their personal assets for such satisfaction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Series has caused this Agreement to be executed by its officers thereunto duly authorized, as of December 21, 2016.

AMERICAN FUNDS SERVICE COMPANY AMERICAN FUNDS INSURANCE SERIES

AMERICAN FUNDS SERVICE COMPANY	AMERICAN FUNDS INSURANCE SERIES

By /s/ Angela M. Mitchell	By /s/ Steven I. Koszalka
Angela M. Mitchell	Steven I. Koszalka
Secretary	Secretary

EXHIBIT A

to the

Amended and Restated Shareholder Services Agreement

Fund	Effective Date
Global Growth Fund	1/6/17
Global Small Capitalization Fund	1/6/17
Growth Fund[1]	1/6/17
International Fund[1]	1/6/17
New World Fund	1/6/17
Blue Chip Income and Growth Fund	1/6/17
Global Growth and Income Fund	1/6/17
Growth-Income Fund[1]	1/6/17
International Growth and Income Fund	1/6/17
Capital Income Builder	1/6/17
Asset Allocation Fund[1]	1/6/17
Global Balanced Fund	1/6/17
Bond Fund	1/6/17
Corporate Bond Fund	1/6/17
Global Bond Fund	1/6/17
High-Income Bond Fund[1]	1/6/17
Mortgage Fund	1/6/17
Ultra-Short Bond Fund[1]	1/6/17
U.S. Government/AAA-Rated Securities Fund[1]	1/6/17

Managed Risk Growth Fund[2]	1/6/17
Managed Risk International Fund[2]	1/6/17
Managed Risk Blue Chip Income and Growth Fund[2]	1/6/17
Managed Risk Growth-Income Fund[2]	1/6/17
Managed Risk Asset Allocation Fund[2]	1/6/17

Portfolio Series – American Funds Global Growth Portfolio	1/6/17
Portfolio Series – American Funds Growth and Income Portfolio	1/6/17

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	1/6/17
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	1/6/17
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	1/6/17

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 1A, 2, 3, or 4 shares.

Exhibit B

to the

Amended and Restated Shareholder Services Agreement

AFS shall act, as necessary, as stock transfer agent, dividend disbursing agent and redemption agent for the Series’ shares and shall provide such additional related services as the Series’ shares may from time to time require.

1. Record Maintenance

AFS shall maintain with respect to each shareholder holding the Series’ shares the following records:

a. Number of shares;

b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c. Name and address of the shareholder, including zip codes and social security numbers or taxpayer identification numbers;

d. Records of distributions and dividend payments; and

e. Any transfers of shares.

2. Shareholder Communications

AFS shall:

a. Deliver current Series summary prospectuses, prospectuses and statements of additional information and annual and other periodic reports upon shareholder request, and, as applicable, with confirmation statements.

b. Deliver statements to shareholders on no less frequently than a quarterly basis showing, among other things, the number of shares of each Fund in the Series owned by such shareholder and the net asset value of shares of the Fund as of a recent date.

c. Produce and deliver to shareholders confirmation statements reflecting purchases and redemptions of shares of each Fund in the Series.

d. Respond to shareholder inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates.

3. Transactional Services

AFS shall communicate to shareholders, as to shares of the Series, purchase, redemption and exchange orders reflecting the orders it receives from shareholders. AFS shall also communicate to shareholders mergers, splits and other reorganizations.

4. Tax Information Returns and Reports

AFS shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting: (i) dividends and other distributions made; (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations; and (iii) gross proceeds of sales transactions as required.

5. Fund Communications

AFS shall, upon request by the Series, on each business day, report the number of shares on which the transfer agency fee is to be paid pursuant to this Agreement. AFS shall also provide the Series with a monthly invoice.

6. Coordination, Oversight and Monitoring of Insurance Companies

As set forth in the Administrative Services Agreement between the Series and CRMC, CRMC shall coordinate, monitor and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and polices. AFS shall monitor the insurance companies’ provision of services, including the delivery of contract holder account statements and all Series-related materials, including summary prospectuses and/or prospectuses, shareholder reports, and proxies.

AMERICAN FUNDS INSURANCE SERIES

Amended and Restated ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that consists of the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers one or more of the following share classes of beneficial interest: Class 1, Class 1A, Class 2, Class 3, Class 4, Class P1 and Class P2, as set forth on Exhibit A (Class 1, Class 1A, Class 2, Class 3, Class 4, Class P1 and Class P2 shares collectively the “shares”);

WHEREAS, Capital Research and Management Company (the “Investment Adviser”) is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Series wishes to have the Investment Adviser assist financial advisers and other intermediaries with their provision of service to contract owners who invest in variable insurance contracts and policies that use the funds in the Series as underlying investments and to arrange for and coordinate, monitor and oversee the activities performed by insurance companies that offer such contracts to investors (the “administrative services”);

WHEREAS, the Investment Adviser is willing to perform or to cause to be performed such administrative services for the Series’ shares on the terms and conditions set forth herein; and

WHEREAS, the Series and the Investment Adviser wish to enter into an Amended and Restated Administrative Services Agreement (“Agreement”) whereby the Investment Adviser would perform or cause to be performed such administrative services for each Fund’s shares;

NOW, THEREFORE, the parties agree as follows:

1. Services. During the term of this Agreement, the Investment Adviser shall perform or cause to be performed the administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Fees. In consideration of administrative services performed by the Investment Adviser for the Series’ Class 1 shares, Class 1A shares, Class 2 shares, Class 3 shares and Class 4 shares the Series shall pay the Investment Adviser an administrative services fee (“administrative fee”) of 0.01% of the average daily net assets of Class 1 shares, Class 1A shares, Class 2 shares, Class 3 shares and Class 4 shares. Class P1 shares and Class P2 shares shall not be subject to an administrative fee. The administrative fee shall be invoiced and paid within 30 days after the end of the month in which the administrative services were performed.

3. Effective Date and Termination of Agreement. This Agreement shall become effective on January 6, 2017 and unless terminated sooner it shall continue in effect until January 31, 2017. It may thereafter be continued from year to year only with the approval of a majority of those Trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to it (the “Independent Trustees”). The effective and termination dates of this Agreement with respect to the Funds are set forth on Exhibit A. This Agreement may be terminated as to the Series as a whole or any Fund in the Series or class of shares of the Funds individually at any time by vote of a majority of the Independent Trustees. The Investment Adviser may terminate this agreement upon sixty (60) days’ prior written notice to the Series.

4. Amendment. This Agreement may not be amended to increase materially the fees payable under this Agreement unless such amendment is approved by the vote of a majority of the Independent Trustees.

5. Assignment. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term “assignment” shall have the meaning set forth in the 1940 Act. Notwithstanding the foregoing, the Investment Adviser is specifically authorized to contract with its affiliates for the provision of administrative services on behalf of the Series.

6. Issuance of Series of Shares. This Agreement may be adopted, amended, continued or renewed with respect to an additional series of shares as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of shares of the Series.

7. Choice of Law. This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate original by its officers thereunto duly authorized, as of December 21, 2016.

CAPITAL RESEARCH AND	AMERICAN FUNDS INSURANCe SERIES
MANAGEMENT COMPANY

By:/s/ Michael J. Downer	By:/s/ Steven I. Koszalka
Michael J. Downer,	Steven I. Koszalka
Senior Vice President and Secretary	Secretary

EXHIBIT A

to the

Amended and Restated Administrative Services Agreement

Fund	Effective Date	Termination Date
Global Growth Fund	January 6, 2017	January 31, 2017
Global Small Capitalization Fund	January 6, 2017	January 31, 2017
Growth Fund[1]	January 6, 2017	January 31, 2017
International Fund[1]	January 6, 2017	January 31, 2017
New World Fund	January 6, 2017	January 31, 2017
Blue Chip Income and Growth Fund	January 6, 2017	January 31, 2017
Global Growth and Income Fund	January 6, 2017	January 31, 2017
Growth-Income Fund[1]	January 6, 2017	January 31, 2017
International Growth and Income Fund	January 6, 2017	January 31, 2017
Capital Income Builder	January 6, 2017	January 31, 2017
Asset Allocation Fund[1]	January 6, 2017	January 31, 2017
Global Balanced Fund	January 6, 2017	January 31, 2017
Bond Fund	January 6, 2017	January 31, 2017
Corporate Bond Fund	January 6, 2017	January 31, 2017
Global Bond Fund	January 6, 2017	January 31, 2017
High-Income Bond Fund[1]	January 6, 2017	January 31, 2017
Mortgage Fund	January 6, 2017	January 31, 2017
Ultra-Short Bond Fund[1]	January 6, 2017	January 31, 2017
U.S. Government/AAA-Rated Securities Fund[1]	January 6, 2017	January 31, 2017

Managed Risk Growth Fund[2]	January 6, 2017	January 31, 2017
Managed Risk International Fund[2]	January 6, 2017	January 31, 2017
Managed Risk Blue Chip Income and Growth Fund[2]	January 6, 2017	January 31, 2017
Managed Risk Growth-Income Fund[2]	January 6, 2017	January 31, 2017
Managed Risk Asset Allocation Fund[2]	January 6, 2017	January 31, 2017

1 Fund offers Class 3 shares

2 Funds offer Class P1 and P2 shares only. Do not offer Class 1, 1A, 2, 3, or 4 shares.

EXHIBIT B

to the

Amended and Restated Administrative Services Agreement

1. Assisting Financial Intermediaries in their Provision of Shareholder Services

The Investment Adviser shall assist financial advisers and other intermediaries in their provision of services to contract owners who invest in variable insurance contracts and polices that use the Funds in the Series as underlying investments. Such assistance shall include, but not be limited to, responding to a variety of inquiries such as Series investment policies and Series market timing policies. In addition, the Investment Adviser shall provide such intermediaries with in-depth information on current market developments and economic trends/forecasts and their effects on the Series and detailed Series analytics, and such other matters as may reasonably be requested by financial advisers or other intermediaries to assist them in their provision of service to contract owners.

2. Coordination, Oversight and Monitoring of Insurance Companies

The Investment Adviser shall monitor, coordinate and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and policies. In doing so the Investment Adviser shall establish procedures to monitor the activities of such insurance companies. These procedures may, but need not, include monitoring: (i) telephone queue wait times; (ii) telephone abandon rates; (iii) website and voice response unit downtimes; (iv) downtime of the third party’s shareholder account recordkeeping system; (v) the accuracy and timeliness of financial and non-financial transactions; (vi) compliance with the Series prospectus; and (vii) the frequent trading policies of the insurance companies to determine whether such policies are reasonably designed to enforce the frequent trading policies of the Series.

American funds INSURANCE series – PORTFOLIO SERIES

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end diversified investment company that consists of the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers one or more of the following share classes of beneficial interest: Class 1, Class 1A, Class 2, Class 4, Class P1 and Class P2, as set forth on Exhibit A (Class 1, Class 1A, Class 2, Class 4, Class P1 and Class P2 shares collectively the “shares”);

WHEREAS, Capital Research and Management Company (the “Investment Adviser”), is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Series wishes to have the Investment Adviser assist financial advisers and other intermediaries with their provision of service to contract owners who invest in variable insurance contracts and policies that use the funds in the Series as underlying investments and to arrange for and coordinate, monitor and oversee the activities performed by insurance companies that offer such contracts to investors (the “administrative services”);

WHEREAS, the Investment Adviser is willing to perform or to cause to be performed such administrative services for the Series’ shares on the terms and conditions set forth herein; and

WHEREAS, the Series and the Investment Adviser wish to enter into an Amended and Restated Administrative Services Agreement (“Agreement”) whereby the Investment Adviser would perform or cause to be performed such administrative services for each Fund’s shares;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1. Services. During the term of this Agreement, the Investment Adviser shall perform or cause to be performed the administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Effective Date and Termination of Agreement. This Agreement shall become effective on January 6, 2017 and unless terminated sooner it shall continue in effect until January 31, 2017. It may thereafter be continued from year to year only with the approval of a majority of those Trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to it (the “Independent Trustees”). The effective and termination dates of this Agreement with respect to the Funds are set forth on Exhibit A. This Agreement may be terminated as to the Series as a whole or any Fund in the Series or class of shares of the Funds individually at any time by vote of a majority of the Independent Trustees. The Investment Adviser may terminate this agreement upon sixty (60) days’ prior written notice to the Series.

3. Amendment. This Agreement may not be amended to increase materially the fees payable under this Agreement unless such amendment is approved by the vote of a majority of the Independent Trustees.

4. Assignment. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term “assignment” shall have the meaning set forth in the 1940 Act. Notwithstanding the foregoing, the Investment Adviser is specifically authorized to contract with its affiliates for the provision of administrative services on behalf of the Series.

5. Issuance of Series of Shares. This Agreement may be adopted, amended, continued or renewed with respect to an additional series of shares as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of shares of the Series.

6. Choice of Law. This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate original by its officers thereunto duly authorized, as of December 21, 2016.

CAPITAL RESEARCH AND	AMERICAN Funds INSURANCE Series
MANAGEMENT COMPANY

By:/s/ Michael J. Downer	By:/s/ Steven I. Koszalka
Michael J. Downer	Steven I. Koszalka
Senior Vice President and Secretary	Secretary

EXHIBIT A

to the

Amended and Restated Administrative Services Agreement

Fund	Effective Date	Termination Date
Portfolio Series – American Funds Global Growth Portfolio[1]	1/6/17	1/31/17
Portfolio Series – American Funds Growth and Income Portfolio1`	1/6/17	1/31/17
Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	1/6/17	1/31/17
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	1/6/17	1/31/17
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	1/6/17	1/31/17

1 Fund offers Class 1, 1A, 2 and 4 shares only. Does not offer Class P1 or P2 shares.

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 1A, 2, or 4 shares.

EXHIBIT B

to the

Amended and Restated Administrative Services Agreement

1. Assisting Financial Intermediaries in their Provision of Shareholder Services

The Investment Adviser shall assist financial advisers and other intermediaries in their provision of services to contract owners who invest in variable insurance contracts and polices that use the Funds in the Series as underlying investments. Such assistance shall include, but not be limited to, responding to a variety of inquiries such as Series investment policies and Series market timing policies. In addition, the Investment Adviser shall provide such intermediaries with in-depth information on current market developments and economic trends/forecasts and their effects on the Series and detailed Series analytics, and such other matters as may reasonably be requested by financial advisers or other intermediaries to assist them in their provision of service to contract owners.

2. Coordination, Oversight and Monitoring of Insurance Companies

The Investment Adviser shall monitor, coordinate and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and policies. In doing so the Investment Adviser shall establish procedures to monitor the activities of such insurance companies. These procedures may, but need not, include monitoring: (i) telephone queue wait times; (ii) telephone abandon rates; (iii) website and voice response unit downtimes; (iv) downtime of the third party’s shareholder account recordkeeping system; (v) the accuracy and timeliness of financial and non-financial transactions; (vi) compliance with the Series prospectus; and (vii) the frequent trading policies of the insurance companies to determine whether such policies are reasonably designed to enforce the frequent trading policies of the Series.